                                                                    EXHIBIT 99.4

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES ARE SUBJECT TO A HOLD PERIOD IN ALL OF THE PROVINCES OF CANADA AND MAY NOT BE TRADED IN ANY OF THE PROVINCES OF CANADA EXCEPT AS PERMITTED BY APPLICABLE SECURITIES LEGISLATION.


                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
               (Foreign/Overseas Subscribers Resident in Ontario)


TO:               GlobalMedia.com,  (the "Company")
                  400 Robson Street, Vancouver, British Columbia


                               PURCHASE OF SHARES

1.        SUBSCRIPTION

1.1 The undersigned, Standard Radio Inc. (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase on the basis of the representations and warranties and subject to the terms and conditions set forth herein:

          (a) 1,388,888 common shares (the "Shares") in the capital of the Company at a price of US$1.80 per Share (the "Offering Price") (such subscription and agreement to purchase being the "Subscription"), for the total purchase price of US$2,500,000 (the "Subscription Proceeds"), which is tendered herewith; and

          (b) one common stock purchase warrant for US$100 (the "Warrant"), which is also tendered herewith, said Warrant entitling the Subscriber to purchase 277,778 shares of common stock of the Company (the "Warrant Shares") at an exercise price per share equal to US$2.25 (125% of the Offering Price).

1.2 The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Shares and the Warrant.

1.3 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2.        SUBSEQUENT FINANCINGS

2.1 The Offering Price will be subject to the adjustment in circumstances where Yorkton Securities Inc. facilitates a private placement of equity securities of the Company with gross proceeds of a minimum of US $7,500,000 (the "Yorkton Financing") on or before December 31, 2000 at a price per common share less than the Offering Price (the "Yorkton Price"), in which case the Company shall issue to the Subscriber that number of additional shares as is equal to the difference between (i) the number shares determined by dividing US$2,500,000 by the Yorkton Price and (ii) 1,388,888; and in such case the exercise price of the Warrants will be adjusted to 125% of the Yorkton Price.

3.        OTHER CONDITIONS

3.1 Contingent upon, and concurrent with the closing of the Yorkton Financing, the Subscriber will invest a further US $2,500,000 in securities of the Company at a price per share equal to the lesser of the Offering Price or the Yorkton Price (the "Further Investment").

3.2 On or before the Closing Date, and as a condition of closing, Michael Metcalfe and the Subscriber shall enter into a subscription agreement whereby Michael Metcalfe shall sell to the Subscriber or its nominee 1,250,000 shares of the Company at a price per share of $0.02 as to 1,000,000 shares on Closing with such sale to occur contemporaneously with the Closing and as to 250,000 shares on closing of the Further Investment, with such subscription agreement to be in a form satisfactory to the parties and containing the terms customary for this type of agreement.

3.3 In consideration of the Subscriber entering into this Subscription Agreement, the Company shall waive all fees and expenses otherwise payable to it by the Subscriber under the existing co-marketing agreement between the parties with respect to the Subscriber's current radio stations for a period of 3 years, with such waiver being subject to being extended thereafter for such period as the Subscriber continues to hold 2% or more of the issued and outstanding shares of the Company and such co-marketing agreement shall be deemed to be amended effective as at the date of this Subscription Agreement.

4.        PAYMENT

4.1 The Subscription Proceeds must accompany this Subscription and shall be paid by wire transfer as per instructions previously provided by the Company.

5.        DOCUMENTS REQUIRED FROM SUBSCRIBER

5.1 The Subscriber must complete, sign and return to the Company two (2) executed copies of this Subscription Agreement.

5.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law in respect of the transactions contemplated by this Subscription Agreement.

6.        CLOSING

6.1 Closing of the offering of the Shares (the "Closing") shall occur on September 6, 2000, or on such other date as may be agreed to by the parties (the "Closing Date").

7.        ACKNOWLEDGEMENTS OF SUBSCRIBER

The Subscriber acknowledges and agrees that:

          (a) the Shares have not been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

          (b) the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission ("SEC") in compliance, or intended compliance, with applicable securities legislation. If the Company has presented a business plan to the Subscriber, the Subscriber acknowledges that the business plan may not be achieved or be achievable;

          (c) by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Subscription Agreement provided such acceptance occurs before September 6, 2000;

          (d) the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement, and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;

          (e) it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

          (f) it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

          (g) it is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

          (h) the Shares may not be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Restricted Period (as defined herein);

          (i) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

          (j) the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful;

          (k) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

          (l) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus to sell the Shares and, as a consequence of acquiring the Shares pursuant to such exemption, certain protections, rights and remedies provided by the securities legislation of Ontario, including statutory rights of rescission or damages, will not be available to the Subscriber;

          (m) that the Company is not a reporting issuer in any of the Provinces of Canada and therefore resale of any of the Securities in Canada is restricted except pursuant to an exemption from applicable securities legislation; and

          (n) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

8.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

8.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

          (a)  it is not a U.S. Person;

          (b) it is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

          (c) it is acquiring the Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

          (d) it is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

          (e) the Subscriber is a resident of Ontario and is acquiring the Shares as principal pursuant to the exemption from the prospectus requirements available under Section 72(1)(d) of the SECURITIES ACT (Ontario) (the "Ontario Act") and the Subscriber is purchasing sufficient Shares so that the acquisition cost is not less than $150,000;

          (f) the Subscriber is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

          (g) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

          (h) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

          (i) it is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

          (j) it understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

          (k) it understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the "Restricted Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

          (l) it agrees not to engage in any hedging transactions involving the Shares unless such transactions are in compliance with the provisions of the 1933 Act;

          (m) it understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

          (n) it (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          (o) it understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in sections 7 and 8 hereof and agrees that if any of such acknowledgments, representations and agreements are no longer accurate or have been breached, it shall promptly notify the Company;

          (p) it acknowledges that it has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

          (q) the Subscriber is not aware of any advertisement of any of the Shares; and

          (r) no person has made to the Subscriber any written or oral representations:

               (i) that any person will resell or repurchase any of the Shares;

               (ii) that any person will refund the purchase price of any of the Shares;

               (iii) as to the future price or value of any of the Shares; or

               (iv) that any of the Shares are or will be listed and posted for trading on any stock exchange or automated dealer quotation system other than the NASDAQ Small Cap Market or that application has been made to list and post any of the Shares of the Company on any other stock exchange or automated dealer quotation system.

8.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9.        ACKNOWLEDGEMENT AND WAIVER

9.1 The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10.       LEGENDING OF SUBJECT SHARES

10.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.       PIGGYBACK REGISTRATION RIGHTS

11.1 Subject to Sections 11.2 through 11.4, if the Company decides to register any of its common stock either for its own account or the account of any of its other security holders, then the Company will:

          (a) promptly give written notice of the proposed registration to the Subscriber, which includes a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws (the "Registered Notice"); and

          (b) include in such registration (and any related qualification or other compliance filing under applicable state securities laws), and in any underwriting involved in the registration, all or any portion of the Shares as are specified in a written request made by the Subscriber to the Company within 30 days after receipt of the Registration Notice.

11.2      Section 11.1 does not apply to:

          (a)  registrations relating solely to employee benefit plans, or

          (b)  registrations on any form that does not permit secondary sales.

11.3 The registration granted under Section 11.1 will expire upon the shorter of:

          (a)  two years after the Closing Date, or

          (b) such time as the Subscriber may dispose of all of its Shares it then owns in a single three month period under Rule 144 of the SECURITIES ACT.

11.4 Notwithstanding Section 11.1, if the registration described in the Registration Notice involves an underwriting, then:

          (a) the Company shall so advise the Subscriber in the Registration Notice, and

          (b) the Subscriber's rights to registration pursuant to Section 11.1 shall be conditioned upon the Subscriber's participation, and inclusion of the Shares, in the underwriting as follows:

               (i) the Subscriber and the Company (and any other security holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company;

               (ii) notwithstanding any other provisions of this Section, if the representatives of the underwriter or underwriters determine in good faith that marketing factors make it advisable to impose a limitation on the number of secondary shares to be underwritten, the number of such secondary shares, if any, that may be included in the registration and underwriting on behalf of such holders, and any other security holders proposing to distribute their securities of the Company through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included in such registration at the time of filing the registration statement;

               (iii) if the Subscriber disapproves of the underwriting terms, it may elect to withdraw from the registration by written notice to the Company and the representatives of the underwriter or underwriters.

12.       COSTS

12.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.       GOVERNING LAW

13.1 This Subscription Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable herein. The Subscriber, irrevocably attorns to the jurisdiction of the State of Nevada.

14.       SURVIVAL

14.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

15.       ASSIGNMENT

15.1      This Subscription Agreement is not transferable or assignable.

16.       EXECUTION

16.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

17.       SEVERABILITY

17.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

18.       ENTIRE AGREEMENT

18.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.


19.       NOTICES

19.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 8 and notices to the Company shall be directed to it at 400 Robson Street, Vancouver, British Columbia, Attention: The President.

20.       COUNTERPARTS

20.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1.        Delivery - please deliver the certificates to:

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

2. Registration - registration of the certificates which are to be delivered at closing should be made as follows:

          Standard Radio Inc.
          ----------------------------------------------------------------------
          (name)


          2 St. Clair Avenue West, Toronto, Ontario M4V 1L6
          ----------------------------------------------------------------------
          (address)

3. The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.


                                        Standard Radio Inc.
                                        ----------------------------------------
                                        (Name of Subscriber - Please type or
                                        print)


                                        /s/ David J. Cowan
                                        ----------------------------------------
                                        (Signature and, if applicable, Office)


                                        2 St. Clair Avenue West
                                        ----------------------------------------
                                        (Address of Subscriber)


                                        Toronto, Ontario  M4V 1L6
                                        ----------------------------------------
                                        (City, State or Province, Postal Code of
                                        Subscriber)


                                        Canada
                                        ----------------------------------------
                                        (Country of Subscriber)



                               A C C E P T A N C E

The above-mentioned Subscription in respect of the Shares is hereby accepted by GlobalMedia.com,

DATED at Vancouver, B.C., this 7th day of September, 2000.
         ---------------       ---        ---------


GLOBALMEDIA.COM,

Per:     /s/ L. James Porter
         -------------------------------
         Authorized Signatory